                                                                               .
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                                                                               .
                                                                    EXHIBIT 99.1

 PRESS RELEASE                                                  [INHIBITEX LOGO]

                                                               WWW.INHIBITEX.COM

CONTACTS:
INHIBITEX, INC.
Russell H. Plumb          Lilian Stern (Investors)        Kathryn Morris (Media)
Chief Financial Officer   Stern Investor Relations,Inc.   KMorrisPR
(678) 746-1136            (212) 362-1200                  (845) 635-9828
rplumb@inhibitex.com      lilian@sternir.com              kathryn@kmorrispr.com

FOR IMMEDIATE RELEASE

                      INHIBITEX REPORTS FOURTH QUARTER AND
                       2005 FISCAL YEAR FINANCIAL RESULTS

ATLANTA, GA - MARCH 2, 2006 -- Inhibitex, Inc. (Nasdaq: INHX) today announced its financial results for the fourth quarter and year ended December 31, 2005 and provided an update on the status of its clinical development programs for Veronate and Aurexis.

"2005 was an exceptional year for Inhibitex. The achievement of our clinical, corporate and financial objectives has provided us with a solid foundation as we head into this pivotal year for the company," stated William D. Johnston, Ph.D., president and chief executive officer of Inhibitex, Inc. "Most importantly, we completed enrollment in our Phase III trial for Veronate for the prevention of hospital-associated infections in very low birth weight infants ahead of schedule, which puts us in a position to announce top-line data from this trial next month. Our progress on the regulatory front resulted in the recent initiation of a rolling Biologics License Application for Veronate with the FDA. From a financial perspective, we strengthened our balance sheet with the proceeds from a $41 million offering and efficiently managed our burn rate to achieve our cash guidance."

At December 31, 2005, the Company held cash, cash equivalents and short-term investments of $87.1 million.

The Company's net loss attributable to common stockholders in the fourth quarter of 2005 was $9.5 million, as compared to $8.2 million for the same quarter in 2004. The increase in net loss in the fourth quarter of 2005 was principally due to increased research and development expenses, including clinical trial costs, and to a lesser extent, higher general and administrative expenses. For the year ended December 31, 2005, net loss attributable to common stockholders was $38.6 million, as compared to $28.7 million in 2004.

Basic and diluted net loss per share attributable to common stockholders was $0.31 for the fourth quarter of 2005, as compared to $0.37 for the same quarter in 2004. The reduction in net loss per share was due entirely to an increase in the number of weighted-average shares of common stock outstanding in 2005. This increase was the result of shares issued in connection with private placement financings completed in August 2005 and November 2004. Basic and diluted net loss per share attributable to common stockholders was $1.43 for the year ended December 31, 2005, as compared to $2.52 for 2004. This reduction in net loss per share was also due to an increase in the number of weighted-average shares of common stock outstanding in 2005 as described above, and to a lesser extent, due to the full year impact in 2005 of shares issued in connection with the Company's initial public offering in June 2004 and the conversion of all the Company's preferred stock and related accrued dividends to common stock upon the closing of that offering.

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

Revenue in the fourth quarters of 2005 and 2004 was $162,500. For the year ended December 31, 2005, revenue was $936,000 as compared to $650,000 for 2004. The increase in revenue for the year ended December 31, 2005 was primarily the result of fees earned under a materials transfer agreement that did not exist in 2004.

Research and development expense for the fourth quarter of 2005 was $8.3 million, as compared to $7.3 million during the same quarter in 2004. The increase in the fourth quarter of 2005 primarily reflects higher costs associated with the Veronate Phase III clinical trial, an increase in personnel-related salaries and expenses, and to a lesser extent, additional licenses and legal fees associated with obtaining and protecting intellectual property and patents, offset in part by a reduction in costs related to manufacturing materials for clinical trials. For the year ended December 31, 2005, research and development expense was $34.2 million as compared to $22.6 million in 2004. The increase in 2005 primarily reflects higher costs associated with the Veronate Phase III clinical trial, and to a lesser extent, increases in costs related to manufacturing materials for clinical trials, salaries and personnel-related expenses, and depreciation and facility-related expenses.

General and administrative expense increased to $2.1 million in the fourth quarter of 2005 as compared to $1.3 million in the same quarter in 2004. The increase in the fourth quarter was principally a result of higher costs incurred related to market research and professional fees associated with planning for the commercialization of Veronate and an increase in salaries and personnel-related expenses. For the year ended December 31, 2005, general and administrative expense was $7.1 million as compared to $4.0 million during 2004. The increase for the year ended December 31, 2005 was the result of higher insurance premiums, legal and professional fees and other costs following the Company's initial public offering in June 2004, an increase in salaries and personnel-related expenses, and market research and professional fees associated with planning for the commercialization of Veronate.

FINANCIAL GUIDANCE

For the year ended December 31, 2005, the Company's reported revenue, operating expenses and year-end total balance of cash, cash equivalents and short-term investments met previously provided financial guidance. The Company anticipates that its operating expenses and cash burn rate for the first quarter of 2006 will approximate $3.5 to $4.0 million per month, which is consistent with its financial results for the second half of 2005. The Company plans to provide specific financial guidance for the remainder of 2006 after the results of its pivotal Phase III Veronate trial are available, and expects to announce this guidance in conjunction with the release of its financial results for the second quarter of 2006.

2005 IN REVIEW AND RECENT CORPORATE HIGHLIGHTS

      -     VERONATE

            COMPLETED ENROLLMENT IN PIVOTAL PHASE III TRIAL. In November 2005, the Company announced that it had completed enrollment of its Phase III trial of Veronate. The primary endpoint of the trial is to demonstrate efficacy in the prevention of hospital-associated infections due to Staphylococcus aureus (S. aureus) in infants weighing between 500 and 1,250 grams at birth. In total, 2,018 patients were enrolled in the trial. The last patient enrolled completed the 70-day follow up period on January 21, 2006.

            ESTABLISHED A REGULATORY PATH AND INITIATED ROLLING BLA SUBMISSION. Also in November 2005, the Company announced that it had reached an understanding with the U.S. Food and Drug Administration (FDA) on a defined regulatory pathway for Veronate. Based on this understanding and by virtue of Veronate's Fast Track status, in early 2006 the Company announced that it had

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

            initiated the filing of its Biologic License Application (BLA) for Veronate by submitting the CMC section of that application and also filing a request for a priority review. The Company anticipates filing other sections of the Veronate BLA during 2006.

            RECEIVED ORPHAN MEDICINAL PRODUCT DESIGNATION. In December 2005, the European Medicines Evaluation Agency (EMEA) formally granted Orphan Medicinal Product (OMP) designation for Veronate in Europe for the prevention of late onset sepsis in premature infants of not more than 32 weeks gestational age. Among other potential benefits, OMP designation provides for 10 years market exclusivity versus other similar drugs for the same indication, reduced fees associated with marketing applications and access to scientific advice from the EMEA at little or no cost.

            PUBLICATIONS. Results from several clinical studies of Veronate were published in peer-reviewed journals.

                  o In October 2005, a paper related to the Company's Phase II Veronate trial, entitled "Multi-center Study to Assess Safety and Efficacy of INH-A21, a Donor - Selected Human Staphylococcal Immune Globulin, for Prevention of Nosocomial Infections in Very-Low-Birth-Weight Infants" was published in The Pediatric Infectious Disease Journal, Volume 24, Number 10.

                  o A paper related to the Company's Phase I Veronate trial, entitled "Multi-center Study to Determine Antibody Concentrations and Assess the Safety of Administration of INH-A21, a Donor - Selected Human Staphylococcal Immune Globulin, in Low-Birth-Weight Infants" was published in Antimicrobial Agents and Chemotherapy, Volume 49, Number 10, October 2005.

                  o In February 2006, a paper related to one of the Company's preclinical studies of Veronate, entitled "Human Immunoglobulin G Recognizing Fibrinogen-Binding Surface Proteins is Protective Against both Staphylococcus aureus and Staphylococcus epidermidis Infections In Vivo" was published in Antimicrobial Agents and Chemotherapy, Volume 50, Number 2.

      -     AUREXIS

            PRESENTED FAVORABLE RESULTS FROM A PHASE II TRIAL AT ICAAC. In December 2005, the Company presented the full results from its 60-patient Phase II trial of Aurexis, in combination with antibiotics, for the treatment of documented S. aureus bloodstream infections in hospitalized patients at the International Conference on Antimicrobial Agents and Chemotherapy (ICAAC). Based on the results of this trial, the Company reported that it plans to further advance the clinical development of Aurexis in this indication with a multi-dose strategy. Subject to ongoing discussions with the FDA, the Company expects it will need to perform additional clinical and/or preclinical testing of a two dose regimen of Aurexis before proceeding to a well-powered, follow-on efficacy trial.

            ESTABLISHED DEVELOPMENT PATH FOR ESRD PATIENTS. Also at the ICAAC meeting, the Company reported the results of its eight-patient Phase I clinical trial of Aurexis to evaluate its safety and pharmacokinetics in patients with end-stage renal disease (ESRD). Based on the pharmacokinetic data from this trial, the Company intends to include patients with ESRD in any future or follow-on trials of Aurexis for the treatment of documented S.aureus bloodstream infections in hospitalized patients.

            PUBLICATION. The preclinical characterization of Aurexis was published in Infection and Immunity, Volume 73, Number 8, August 2005.

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

      -     FINANCING ACTIVITIES

            In August 2005, the Company raised $41 million through a private placement of 5 million shares of common stock at a price of $8.25 per share.

CONFERENCE CALL AND WEBCAST INFORMATION

William D. Johnston, Ph.D., President and CEO, and other members of Inhibitex's senior management team will review fourth quarter and year-end 2005 results via a webcast and conference call today at 8:30 a.m. Eastern Time. To access the conference call, please dial 800-299-7089 (domestic) or 617-801-9714 (international) five minutes prior to the start time, and provide the access code 31952272. A replay of the call will be available from 10:30 a.m. Eastern Time on March 2 until 11:59 p.m. Eastern Time on April 2, 2006. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the access code 11286020. A live audio webcast of the call can also be accessed from the Investors section of the Company's website, at http://www.inhibitex.com. An archived webcast of the call will be made available on the Inhibitex website approximately two hours after the event for a period of thirty (30) days.

ABOUT INHIBITEX

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. The Company currently has six drug development programs, all of which are based on its proprietary MSCRAMM protein platform technology. The Company's most advanced product candidates are Veronate and Aurexis, for which the Company has retained all worldwide rights. Both Veronate and Aurexis have been granted Fast Track designation by the FDA. The Company's preclinical programs include a collaboration and joint development agreement with Dyax Corp. to develop fully human monoclonal antibodies against MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts in this press release, including statements regarding: the Company's plans and strategy; the time when data from the Company's Phase III Veronate trial will be available; the Company's plans to file other sections of the Veronate BLA with the FDA and the timing of such filings; potential benefits available under Orphan Medicinal Product designation in Europe; the Company's intent to advance the clinical development of Aurexis with a two dose regimen; the expectation of having to perform additional preclinical and/or clinical testing of Aurexis prior to proceeding into an appropriately powered follow-on trial in the future; the Company's intent to include ESRD patients in follow-on trials of Aurexis in the future; the Company's intent to commercialize Veronate independently in the United States; the potential to develop any product candidates through its collaborations with Dyax Corp. or Wyeth; the Company's plans to provide updated financial guidance later in 2006; and the Company's future operating expenses, cash flows or financial results are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to: the failure to

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                             -  FAx: (678) 746-1299
achieve the primary endpoint of it Veronate Phase III clinical trial; the inability to obtain regulatory approval from the FDA or other regulatory authorities to initiate or continue clinical trials or market its product candidates; the use of third-party contract clinical research organizations, raw material suppliers and manufacturers, who may not fulfill their contractual obligations in a timely manner, if at all, or otherwise fail to perform satisfactorily in the future; maintaining sufficient quantities of clinical trial materials on hand to initiate or complete its clinical trials; obtaining, maintaining and protecting the intellectual property incorporated into its product candidates; the ability to successfully develop current and future product candidates either independently or in collaboration with its business partners; maintaining expenses, revenues and other cash expenditures substantially in line with budgeted or anticipated amounts; the Company's ability to obtain additional funding to support its business activities and other cautionary statements contained elsewhere herein, in its Annual Report on Form 10-K for the year ended December 31, 2004 and in risk factors described in or referred to in greater detail in the "Risk Factors" section of the Company's prospectus, which forms part of its Registration Statement on Form S-3, which, as amended, was declared effective by the Securities and Exchange Commission or SEC on September 21, 2005. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company's business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex(R), MSCRAMM(R), Veronate(R), and Aurexis(R) are registered trademarks of Inhibitex, Inc.

     9005 Westside PArkway  -  Alpharetta, GA 30004  -  Tel: (678) 746-1100
                             -  FAx: (678) 746-1299

                                 INHIBITEX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                                   DECEMBER 31,     DECEMBER 31,
                                                                                                       2005            2004
                                                                                                  --------------   --------------
                                             ASSETS
Current assets:
  Cash and cash equivalents ..................................................................    $   33,842,937   $   71,580,823
  Short-term investments .....................................................................        53,288,016       15,623,887
  Prepaid expenses and other current assets ..................................................         1,917,436        1,082,359
   Accounts receivable ........................................................................           44,923          322,019
                                                                                                  --------------   --------------
      Total current assets ....................................................................       89,093,312       88,609,088
   Property and equipment, net ................................................................        8,175,074        2,629,987
                                                                                                  --------------   --------------
      Total assets ............................................................................   $   97,268,386   $   91,239,075
                                                                                                  ==============   ==============

                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ...........................................................................   $    1,879,191   $    3,077,636
   Accrued expenses ...........................................................................        5,316,906        3,587,093
   Current portion of notes payable ...........................................................        1,319,445          877,239
   Current portion of capital lease obligations ...............................................          869,043          315,043
   Current portion of deferred revenue ........................................................          191,667          191,667
   Other current liabilities ..................................................................        1,152,702        1,000,000
                                                                                                  --------------   --------------
      Total current liabilities ...............................................................       10,728,954        9,048,678
Long-term liabilities:
   Notes payable, net of current portion ......................................................        1,458,333          486,112
   Capital lease obligations, net of current portion ..........................................        1,646,323          321,190
   Deferred revenue, net of current portion ...................................................          687,500          837,498
   Other liabilities, net of current portion ..................................................        1,294,210               --
                                                                                                  --------------   --------------
      Total long-term liabilities .............................................................        5,086,366        1,644,800
                                                                                                  --------------   --------------
Total liabilities .............................................................................       15,815,320       10,693,478
Stockholders' equity:
   Preferred stock, $.001 par value; 5,000,000 shares authorized at December 31,
      2005 and 2004; none issued and outstanding ..............................................               --               --
   Common stock, $.001 par value; 75,000,000 shares authorized at
     December 31, 2005 and 2004; 30,219,715 and 25,133,327 shares issued and outstanding at
        December 31, 2005 and 2004, respectively ..............................................           30,220           25,133
   Common stock warrants ......................................................................       11,514,793       11,555,968
   Additional paid-in capital .................................................................      212,210,931      173,188,745
   Deferred stock compensation ................................................................         (772,347)      (1,269,099)
   Deficit accumulated during the development stage ...........................................     (141,530,531)    (102,955,150)
                                                                                                  --------------   --------------
      Total stockholders' equity ..............................................................       81,453,066       80,545,597
                                                                                                  --------------   --------------
      Total liabilities and stockholders' equity
                                                                                                  $   97,268,386   $   91,239,075
                                                                                                  ==============   ==============

                                    - more -

     9005 Westside PArkway  -  Alpharetta, GA 30004  -  Tel: (678) 746-1100
                             -  FAx: (678) 746-1299

                                 INHIBITEX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                         THREE MONTHS ENDED              TWELVE MONTHS ENDED
                                                             DECEMBER 31,                    DECEMBER 31,
                                                    ----------------------------    ----------------------------
                                                        2005             2004            2005           2004
                                                    ------------    ------------    ------------    ------------
Revenue:
   License fees and milestones ..................   $     37,500    $     37,500    $    150,000    $    150,000
   Collaborative research and development........        125,000         125,000         500,000         500,000
   Grants and other revenue .....................             --              --         286,474              --
                                                    ------------    ------------    ------------    ------------
Total revenue ...................................        162,500         162,500         936,474         650,000
Operating expense:
   Research and development .....................      8,290,209       7,278,662      34,228,687      22,580,709
   General and administrative ...................      2,136,837       1,314,920       7,144,534       4,040,266
   Amortization of deferred stock compensation ..        124,188         124,188         496,752         473,289
                                                    ------------    ------------    ------------    ------------
Total operating expense .........................     10,551,234       8,717,770      41,869,973      27,094,264
                                                    ------------    ------------    ------------    ------------
Loss from operations ............................    (10,388,734)     (8,555,270)    (40,933,499)    (26,444,264)

Other income (expense),  net ....................          6,480          65,517         (45,377)        103,684
Interest income (expense),  net .................        865,933         281,803       2,403,495         429,085
                                                    ------------    ------------    ------------    ------------
Net loss ........................................     (9,516,321)     (8,207,950)    (38,575,381)    (25,911,495)
Dividends and accretion to redemption value of
   redeemable preferred stock ...................             --              --              --      (2,823,160)
                                                    ------------    ------------    ------------    ------------
Net loss attributable to
   common stockholders ..........................   $ (9,516,321)   $ (8,207,950)   $(38,575,381)   $(28,734,655)
                                                    ============    ============    ============    ============
Basic and diluted net loss per
   share attributable to common stockholders ....   $      (0.31)   $      (0.37)   $      (1.43)   $      (2.52)
                                                    ============    ============    ============    ============

Weighted average shares used to compute basic
   and diluted net loss per share attributable
   to common stockholders .......................     30,216,553      22,060,886      26,987,047      11,416,354
                                                    ============    ============    ============    ============

     9005 Westside PArkway  -  Alpharetta, GA 30004  -  Tel: (678) 746-1100
                             -  FAx: (678) 746-1299